ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

B.Soc., Sc., ACA., LL.B.,
CPA(Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kandi Technologies, Corp. and Subsidiaries

We hereby consent to the incorporation by reference into Form 10-K of Kandi Technologies, Corp. and Subsidiaries to be filed with the Securities and Exchange Commission on or about March 31, 2010, filed pursuant to the Securities Act of 1933, of our report dated March 31, 2010, with respect to the financial statements of Kandi Technologies, Corp. and Subsidiaries, for the year ended December 31, 2009.

Albert Wong & Co.
Hong Kong, China
March 31, 2010